                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                  617 951-8000
                                Fax 617-951-8736

                                 March 25, 2002


     As special Massachusetts counsel for Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on February 20, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/  BINGHAM DANA LLP